                                                                     EXHIBIT 4.1

                                 METLIFE, INC.,

                                    as Issuer

                                       and

                J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION,
                 (as successor to Bank One Trust Company, N.A.),

                                   as Trustee

                          -----------------------------

                        FOURTEENTH SUPPLEMENTAL INDENTURE

                            Dated as of June 29, 2005

                           SUPPLEMENT TO THE INDENTURE

                          Dated as of November 9, 2001

                          ----------------------------

                                 GBP400,000,000

                      5.25% SENIOR NOTES DUE JUNE 29, 2020

                               TABLE OF CONTENTS(1)

                                    ARTICLE I

                      5.25% SENIOR NOTES DUE JUNE 29, 2020

SECTION 1.01.  Establishment .......................................................     2
SECTION 1.02.  Definitions .........................................................     3
SECTION 1.03.  Payment of Principal and Interest ...................................     4
SECTION 1.04.  Denominations .......................................................     5
SECTION 1.05.  Global Securities ...................................................     5
SECTION 1.06.  Transfer ............................................................     6
SECTION 1.07.  Defeasance ..........................................................     6
SECTION 1.08.  Redemption at the Option of the Company .............................     6
SECTION 1.09.  Notices .............................................................     7

                                   ARTICLE II

        MATTERS RELATING TO SECURITIES DENOMINATED IN A FOREIGN CURRENCY

SECTION 2.01.  Currency Indemnity ..................................................     7
SECTION 2.02.  Satisfaction and Discharge ..........................................     8
SECTION 2.03.  Defeasance and Covenant Defeasance ..................................     8
SECTION 2.04.  Distributions .......................................................     8
SECTION 2.05.  Undertakings ........................................................     9
SECTION 2.06.  Conversion Event ....................................................     9

                                   ARTICLE III

                     MATTERS RELATING TO ADDITIONAL AMOUNTS

SECTION 3.01.  Additional Amounts ..................................................    10

                       ARTICLE IV

                MISCELLANEOUS PROVISIONS

SECTION 4.01.  Recitals by the Company .............................................    10
SECTION 4.02.  Ratification and Incorporation of Original Indenture ................    10
SECTION 4.03.  Executed in Counterparts ............................................    10

----------
(1) This Table of Contents does not constitute part of the Fourteenth Supplemental Indenture and shall not have any bearing on the interpretation of any of its terms or provisions.

      THIS FOURTEENTH SUPPLEMENTAL INDENTURE is made as of the 29th day of June, 2005, by and between METLIFE, INC., a Delaware corporation (the "Company"), and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION (as successor to Bank One Trust Company, N.A.), a national banking corporation, as trustee (the "Trustee", which term includes any successor trustee):

      WHEREAS, the Company has heretofore entered into an Indenture, dated as of November 9, 2001 (the "Original Indenture"), with the Trustee;

      WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this Fourteenth Supplemental Indenture, is herein called the "Indenture";

      WHEREAS, under the Original Indenture a new series of Securities may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Original Indenture or the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

      WHEREAS, the Company proposes to create under the Indenture a new series of Securities;

      WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Original Indenture as at the time supplemented and modified; and

      WHEREAS, all things necessary to make this Fourteenth Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done;

      NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                      5.25% SENIOR NOTES DUE JUNE 29, 2020

SECTION 1.01. Establishment.

      (a) There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company's 5.25% Senior Notes due June 29, 2020 (the "2020 Senior Notes").

      (b) There are to be authenticated and delivered 2020 Senior Notes, initially limited in aggregate principal amount to GBP400,000,000, and no further 2020 Senior Notes shall be authenticated and delivered except as provided by Section 2.05, 2.07, 2.11, 3.03 or 9.04 of the Original Indenture; provided, however, that the aggregate principal amount of the 2020 Senior

Notes may be increased in the future, without the consent of the holders of the 2020 Senior Notes, on the same terms and with the same ISIN number and Common Code as the 2020 Senior Notes, except for the issue price, Original Issue Date and first Interest Payment Date, provided, that no Event of Default with respect to the 2020 Senior Notes shall have occurred and be continuing. The 2020 Senior Notes shall be issued in fully registered form.

      (c) The 2020 Senior Notes shall be issued in the form of one or more Global Securities, in substantially the form set out in Exhibit A hereto (the "Form of 2020 Senior Note"), registered in the name of Chase Nominees Limited, as nominee of the common depositary, JPMorgan Chase Bank, N.A., London branch (the "Common Depositary"), for Clearstream Banking, societe anonyme Luxembourg; and Euroclear Bank S.A./N.V., as more fully described in Section 1.05 of this Fourteenth Supplemental Indenture.

      (d) The form of the Trustee's Certificate of Authentication for the 2020 Senior Notes shall be substantially in the form set forth in Exhibit B hereto.

      (e) Each 2020 Senior Note shall be dated the date of authentication thereof and shall bear interest from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

SECTION 1.02 Definitions.

      (a) The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

      "Additional Amounts" means any additional amounts which may be required by a 2020 Senior Note, under the circumstances specified herein or therein, to be paid by the Company in respect of certain taxes, assessments or other governmental charges imposed on beneficial holders specified therein and which are owing to such beneficial holders.

      "Conversion Event" means the cessation of use of (i) a Foreign Currency both by the government of the country or the confederation which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or
(ii) any currency unit or composite currency for the purposes for which it was established.

      "Dollars" means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America.

      "Foreign Currency" means, with respect to any payment, deposit or other transfer in respect of principal (whether at the Stated Maturity of the 2020 Senior Notes, upon redemption, or otherwise) of, premium, if any, or interest on, or Additional Amounts, if any, in respect of any 2020 Senior Note, Pounds Sterling or, if the United Kingdom adopts the euro as its lawful currency in accordance with the Treaty establishing the European Communities, as amended from time to time, euros.

      "Interest Payment Date" means June 29 of each year, commencing June 29, 2006.

      "Original Issue Date" means June 29, 2005.

      "Pounds Sterling" or "GBP" means the lawful currency of the United
Kingdom.

      "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the preceding June 15 (whether or not a Business Day).

      "Stated Maturity" means June 29, 2020.

SECTION 1.03. Payment of Principal and Interest.

      (a) The principal of the 2020 Senior Notes shall be due at Stated Maturity. The unpaid principal amount of the 2020 Senior Notes shall bear interest at the rate of 5.25% per year until paid or duly provided for. Additional Amounts, if any, will also be payable in respect of the 2020 Senior Notes, as provided in Section 7 of the Form of 2020 Senior Note. Interest shall be paid annually in arrears on each Interest Payment Date, commencing June 29, 2006, to the Persons in whose names the 2020 Senior Notes are registered on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity of principal or upon redemption will be paid to the Persons to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 2.03 of the Original Indenture.

      (b) Payments of interest on the 2020 Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the 2020 Senior Notes shall be computed and paid on an Actual/Actual (ISMA) day fraction basis. Actual/Actual (ISMA) means that interest on the 2020 Senior Notes shall be calculated on the basis of (i) the actual number of days in the period from and including the last Interest Payment Date (or the Original Issue Date with respect to the first Interest Payment
Date) to but excluding the date on which the Interest Payment Date falls divided by (ii) the product of (x) the actual number of days in the period from and including the last Interest Payment Date (or the Original Issue Date with respect to the first Interest Payment Date) to but excluding the date on which the Interest Payment Date falls and (y) the number of Interest Payment Dates per year.

      (c) In the event that any date on which interest is payable on the 2020 Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

      For purposes of the foregoing, "Business Day" means any day, other than a day on which federal or state banking institutions in London or the Borough of Manhattan, The City of New York, are authorized or obligated by law, executive order or regulation to close.

      (d) In accordance with Section 2.01(14) of the Original Indenture and for the purposes of the definition of "Outstanding" in Section 1.01 of the Original Indenture, the principal amount of a 2020 Senior Note that shall be deemed Outstanding as of any date of calculation shall be the equivalent in Dollars determined as of such calculation date by using the rate of exchange quoted by Reuters (or its successor) at 10:00 a.m. (New York time) for spot purchases of Dollars with the Foreign Currency, including any premiums payable and costs of exchange. If Reuters (or its successor) ceases or is otherwise unable to provide quotes for spot purchases of Dollars with the Foreign Currency, the Trustee shall refer to the rate of exchange quoted by another foreign exchange quoting service of substantially similar international reputation and widely used by international foreign exchange brokers to determine the applicable market exchange rates between the Dollar and the Foreign Currency.

      (e) All payments of principal (and Optional Redemption Price as defined in Section 6 of the Form of 2020 Senior Note, or Tax Redemption Price, as defined in Section 7(b) of the Form of 2020 Senior Note, if any) of, premium, if any, and interest on and Additional Amounts, if any, in respect of the 2020 Senior Notes due at Stated Maturity or upon redemption will be made upon surrender of the 2020 Senior Notes at the office or agency of J.P. Morgan Trust Company, National Association which will be the U.S. Paying Agent in the Borough of Manhattan, The City of New York, at the main office in London, England of JPMorgan Chase Bank, N.A., London branch which will be the London Paying Agent and, for so long as the 2020 Senior Notes are listed on the Irish Stock Exchange and the Irish Stock Exchange shall so require, at the main office in Dublin, Ireland, of J.P. Morgan Bank (Ireland) plc which will be the Irish Paying Agent in Dublin, Ireland.

      (f) The principal of, premium, if any, and interest on the 2020 Senior Notes shall be paid in such coin or currency of the United Kingdom as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest and any Additional Amounts payable with respect to interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United Kingdom as may be designated in writing to the Trustee at least 10 days prior to the date for payment by the Person entitled thereto.

      (g) Pursuant to Sections 2.05(b) and 4.03 of the Original Indenture and
Section 2.05 of this Fourteenth Supplemental Indenture, J.P. Morgan Trust Company, National Association will be the registrar, U.S. paying agent and U.S. transfer agent for the 2020 Senior Notes, JPMorgan Chase Bank, N.A., London branch will be the London paying agent and transfer agent for the 2020 Senior Notes and J.P. Morgan Bank (Ireland) plc will be the Irish paying agent and transfer agent for the 2020 Senior Notes.

SECTION 1.04. Denominations.

      The 2020 Senior Notes may be issued in denominations of GBP50,000, or whole multiples of GBP1,000 in excess of GBP50,000.

SECTION 1.05. Global Securities.

      (a) The 2020 Senior Notes will be issued in the form of one or more Global Securities registered in the name of Chase Nominees Limited, as nominee of the Common

Depositary, for Clearstream Banking, societe anonyme, Luxembourg, and Euroclear Bank S.A./N.V. Except under the limited circumstances described below, 2020 Senior Notes represented by Global Securities will not be exchangeable for, and will not otherwise be issuable as, 2020 Senior Notes in definitive form. The Global Securities described above may not be transferred except by the Common Depositary to a nominee of the Common Depositary or by a nominee of the Common Depositary to the Common Depositary or another nominee of the Common Depositary or to a successor Common Depositary or its nominee.

      (b) Except as otherwise provided in this Fourteenth Supplemental Indenture, owners of beneficial interests in such Global Securities will not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing a 2020 Senior Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Common Depositary or its nominee or a successor Common Depositary or its nominee. The rights of holders of such Global Securities shall be exercised only through the Common Depositary.

      (c) A Global Security shall be exchangeable for 2020 Senior Notes registered in the names of Persons other than the Common Depositary or its nominee only as provided by Section 2.11(c) of the Original Indenture (as if all references to "Depositary" in said Section 2.11(c) were references to "Common Depositary"). Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for 2020 Senior Notes registered in such names as the Common Depositary shall direct.

SECTION 1.06. Transfer.

      No service charge will be made for any registration of transfer or exchange of 2020 Senior Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

SECTION 1.07. Defeasance.

      The provisions of Sections 13.02 and 13.03 of the Original Indenture will apply to the 2020 Senior Notes as modified by Section 2.03 of this Fourteenth Supplemental Indenture.

SECTION 1.08. Redemption at the Option of the Company.

      (a) The 2020 Senior Notes will be redeemable at the option of the Company, in whole at any time or in part from time to time pursuant to Section 6 of the Form of 2020 Senior Note. The Company may also redeem the 2020 Senior Notes upon the occurrence of certain tax events pursuant to Section 7(b) of the Form of 2020 Senior Note.

      (b) Notwithstanding Section 3.02 of the Original Indenture, the notice of redemption with respect to the redemption specified in Section 6 of the Form of 2020 Senior Note need not set forth the Optional Redemption Price, but only the manner of calculation thereof. Notices of redemption of 2020 Senior Notes shall state that payment of the Optional Redemption Price or Tax Redemption Price, as applicable, of such 2020 Senior Notes to be redeemed shall be made at the offices or agencies of the Company set forth in Section 1.03(e) of this Fourteenth

Supplemental Indenture and shall specify the ISIN No. and Common Code of such 2020 Senior Notes.

SECTION 1.09. Notices.

      If the Company is required to give notice to the holders of the 2020 Senior Notes pursuant to the terms of the Indenture, then it shall do so by the means and in the manner set forth in the Original Indenture. In addition, the Trustee shall publish notices regarding the 2020 Senior Notes in a daily newspaper of general circulation in The City of New York and in London and, for so long as the 2020 Senior Notes are listed on the Irish Stock Exchange and the rules of such exchange require notice by publication, in a daily newspaper of general circulation in Dublin, Ireland. Initially, such publication shall be made in The City of New York in The Wall Street Journal, in London in the Financial Times and in Ireland in the Irish Times. If publication in Dublin, Ireland is not practical, the Trustee will publish notices in an English language newspaper of general circulation elsewhere in Europe. Any such notice shall be deemed to have been given on the date of publication or, if published more than once, on the date of the first publication. If publication as described above becomes impossible, the Trustee may publish sufficient notice by alternative means that approximate the terms and conditions described in this
Section 1.09.

                                   ARTICLE II

        MATTERS RELATING TO SECURITIES DENOMINATED IN A FOREIGN CURRENCY

SECTION 2.01. Currency Indemnity.

      The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or premium or interest, if any, on or Additional Amounts, if any, in respect of, the 2020 Senior Notes (the "Required Currency") into a currency in which a judgment will be rendered (the "Judgment Currency"), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the requisite amount of the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which a final unappealable judgment is given and (b) its obligations under the Indenture to make payments in the Required Currency (i) shall not be satisfied or discharged by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments,
(ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under the Indenture. For purposes of the foregoing, "New York Banking Day" means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed.

SECTION 2.02. Satisfaction and Discharge.

      Except as otherwise provided in Section 2.01 of this Fourteenth Supplemental Indenture, whenever a payment, deposit or transfer is required to be made under the Indenture in respect of the 2020 Senior Notes, the Company's obligation to make such payment, deposit or transfer shall not be satisfied or discharged unless and until such payment, deposit or transfer shall be made in the Foreign Currency in which the 2020 Senior Notes are then payable including, without limitation, principal (whether at the Stated Maturity of the 2020 Senior Notes, upon redemption or otherwise) of, premium, if any, and interest on, and Additional Amounts, if any, in respect of any 2020 Senior Note.

SECTION 2.03. Defeasance and Covenant Defeasance.

      (a) Without limiting the provisions of Section 2.02 of this Fourteenth Supplemental Indenture, but subject to the provisions of subsection (b) of this
Section 2.03, all deposits, if any, of money made under Articles XI (Satisfaction and Discharge) and XIII (Defeasance and Covenant Defeasance) of the Original Indenture shall be made by the Company in the Foreign Currency in which the 2020 Senior Notes are then payable.

      (b) If, after a deposit referred to in Article XI or Section 13.04(1) of the Original Indenture has been made in respect of the 2020 Senior Notes, a Conversion Event occurs in respect of the Foreign Currency in which the deposit pursuant to Article XI or Section 13.04(1) has been made, the indebtedness represented by the 2020 Senior Notes shall be deemed to have been, and will be, fully satisfied and discharged through the payment of the principal of, premium, if any, and interest, if any, on, and Additional Amounts, if any, with respect to, the 2020 Senior Notes as the same becomes due out of the proceeds yielded by converting the amount or other property deposited in respect of the 2020 Senior Notes into the Foreign Currency in which the 2020 Senior Notes become payable as a result of such Conversion Event based on the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of such Conversion Event.

      (c) The term "Government Obligations", when used with respect to the 2020 Senior Notes shall mean securities that are (i) direct obligations of the government or governments or confederation or association of governments which issued the Foreign Currency in which the principal of or any premium or interest on the 2020 Senior Notes or any Additional Amounts in respect thereof shall be payable, in each case for the payment or payments of which the full faith and credit of such government or governments or confederation or association of governments are pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government or governments or confederation or association of governments, in each case the timely payment or payments of which are unconditionally guaranteed as a full faith and credit obligation by such government or governments or confederation or association of governments, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Government Obligation or a specific payment of principal of, or interest on, or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal of, or interest on or other amount with respect to the Government Obligation evidenced by such depository receipt.

SECTION 2.04. Distributions.

      Whenever the Indenture provides for distributions to holders of Securities, any amount in respect of any 2020 Senior Note denominated in a Foreign Currency shall be treated for any such distribution as the equivalent in Dollars determined as of the record date with respect to such 2020 Senior Notes for such distribution (or if there is no applicable record date, such other date reasonably proximate to the date of such distribution) by using the rate of exchange quoted by Reuters (or its successor) at 10:00 a.m. (New York time) for spot purchases of Dollars with the Foreign Currency, including any premiums payable and costs of exchange. If Reuters (or its successor) ceases or is otherwise unable to provide quotes for spot purchases of Dollars with the Foreign Currency, the Trustee shall refer to the rate of exchange quoted by another foreign exchange quoting service of substantially similar international reputation and widely used by international foreign exchange brokers to determine the applicable market exchange rates between the Dollar and the Foreign Currency.

SECTION 2.05. Undertakings.

      (a) If the 2020 Senior Notes are listed on the Irish Stock Exchange and such stock exchange shall so require, the Company will maintain a Paying Agent for the 2020 Senior Notes in Dublin, Ireland, or any other required city located in Ireland, for so long as the 2020 Senior Notes are listed on such exchange and, subject to any laws or regulations applicable thereto, in a Place of Payment for the 2020 Senior Notes located in Ireland, an office for registration of transfer or exchange of the 2020 Senior Notes.

      (b) J.P. Morgan Trust Company, National Association is hereby appointed the Calculation Agent in respect of the 2020 Senior Notes. As long as the 2020 Senior Notes are subject to redemption at the option of the Company pursuant to
Section 6 of the Form of 2020 Senior Note, the Company shall maintain a Calculation Agent for the 2020 Senior Notes to perform the duties described in said Section 6.

SECTION 2.06. Conversion Event.

      Subject to Section 2.03(b) of this Fourteenth Supplemental Indenture, if at any time prior to the maturity of the 2020 Senior Notes, there is a Conversion Event such that the United Kingdom adopts the euro as its lawful currency in accordance with the Treaty establishing the European Communities, as amended from time to time, the 2020 Senior Notes shall be re-denominated into euro, the regulations of the European Commission relating to the euro shall apply to the 2020 Senior Notes and the references in, and obligations arising under, the Indenture expressed in Pounds Sterling shall be translated into euro at the official rate of exchange recognized for that purpose by the Bank of England on the date of such Conversion Event or such other date reasonably proximate to such Conversion Event.

                                  ARTICLE III

                     MATTERS RELATING TO ADDITIONAL AMOUNTS

SECTION 3.01. Additional Amounts.

      For the purposes of the Original Indenture, as supplemented by this Fourteenth Supplemental Indenture, all references in the Indenture and the 2020 Senior Notes to principal, premium, if any, or interest payable on the 2020 Senior Notes shall be deemed to include references to Additional Amounts, if any, payable in respect of the 2020 Senior Notes.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

SECTION 4.01. Recitals by the Company.

      The recitals in this Fourteenth Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the 2020 Senior Notes and of this Fourteenth Supplemental Indenture as fully and with like effect as if set forth herein in full.

SECTION 4.02. Ratification and Incorporation of Original Indenture.

      As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Fourteenth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 4.03. Executed in Counterparts.

      This Fourteenth Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

                                METLIFE, INC.

                                By: /s/ Anthony J. Williamson
                                   --------------------------------------------
                                   Name:  Anthony J. Williamson
                                   Title:  Senior Vice President and Treasurer

                                J.P. MORGAN TRUST COMPANY,
                                   NATIONAL ASSOCIATION, as Trustee

                                By: /s/ Albert P. Mari, Jr.
                                   --------------------------------------------
                                   Name:   Albert P. Mari, Jr.
                                   Title:  Vice President

                                    EXHIBIT A

                   FORM OF 5.25% SENIOR NOTE DUE JUNE 29, 2020

      THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE ORIGINAL INDENTURE HEREINAFTER REFERRED TO. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CLEARSTREAM BANKING, SOCIETE ANONYME LUXEMBOURG ("CLEARSTREAM") OR EUROCLEAR BANK S.A./N.V. ("EUROCLEAR") TO METLIFE, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CHASE NOMINEES LIMITED, AS NOMINEE OF THE COMMON DEPOSITARY, JPMORGAN CHASE BANK, N.A., LONDON BRANCH (THE "COMMON DEPOSITARY") OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CLEARSTREAM OR EUROCLEAR (AND ANY PAYMENT IS MADE TO CHASE NOMINEES LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CLEARSTREAM OR EUROCLEAR), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CHASE NOMINEES LIMITED, HAS AN INTEREST HEREIN.

      EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.11 OF THE ORIGINAL INDENTURE (AS DEFINED HEREIN) (AND AS IF ALL REFERENCES TO "DEPOSITARY" IN SAID SECTION 2.11 OF THE ORIGINAL INDENTURE WERE REFERENCES TO "COMMON DEPOSITARY"), THIS NOTE MAY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, ONLY TO THE COMMON DEPOSITARY OR ITS NOMINEE OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

No.____                                                   ISIN No.: XSO223386417
                                                          Common Code: 022338641

                                  METLIFE, INC.

                       5.25% Senior Note Due June 29, 2020

Principal Amount:               GBP_____________

Regular Record Date:            With respect to each Interest Payment Date,
                                the close of business on the preceding June 15
                                (whether or not a Business Day)

Original Issue Date:            June 29, 2005

Stated Maturity:                June 29, 2020

Interest Payment Date:          June 29, commencing June 29, 2006

Interest Rate:                  5.25% per year

Authorized Denomination         GBP50,000 and whole multiples of GBP1,000 in
                                excess of GBP50,000

      MetLife, Inc., a Delaware corporation (the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _____________________, or registered assigns, the principal sum of __________________ POUNDS STERLING (GBP_________) on the Stated Maturity shown above, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, annually in arrears on each Interest Payment Date as specified above, commencing on June 29, 2006, and on the Stated Maturity at the rate per year shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest at such rate to the extent permitted by law. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity, an Optional Redemption Date or a Tax Redemption Date) will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Stated Maturity or on an Optional Redemption Date or a Tax Redemption Date will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 2.03 of the Original Indenture.

         Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on an Actual/Actual (ISMA) day fraction basis. Actual/Actual (ISMA) means that interest on this Note shall be calculated on the basis of (a) the actual number of days in the period from and including the last Interest Payment Date (or the Original Issue Date with respect to the first Interest Payment Date) to but excluding the date on which the Interest Payment Date falls divided by (b) the product of (x) the actual number of days in the period from and including the last Interest Payment Date (or the Original Issue Date with respect to the first Interest Payment Date) to but excluding the date on which the Interest Payment Date falls and (y) the number of Interest Payment Dates per year. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. The term "Business Day" means any day, other than a day on which federal or state banking institutions in London or the Borough of Manhattan, The City of New York, are authorized or obligated by law, executive order or regulation to close.

      Payment of the principal (and Optional Redemption Price or Tax Redemption Price, if any) of, premium, if any, and interest on and Additional Amounts, if any, in respect of this Note due at the Stated Maturity or earlier redemption of this Note shall be made upon surrender of this Note at the office or agency of any of the U.S. Paying Agent (as defined herein) in the Borough of Manhattan, The City of New York, the London Paying Agent (as defined herein) in London and, for so long as the Notes are listed on the Irish Stock Exchange, the Irish Paying Agent (as defined herein) in Dublin, Ireland. The principal of, premium, if any, and interest on this Note shall be paid in such coin or currency of the United Kingdom as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest and any Additional Amounts payable with respect to interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company,
(i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United Kingdom as may be designated in writing to the Trustee at least 10 days prior to the date for payment by the Person entitled thereto.

      The 2020 Senior Notes (as defined on the reverse hereof) will be unsecured obligations of the Company and will rank equally in right of payment with all of the other unsecured, unsubordinated indebtedness of the Company from time to time outstanding. The 2020 Senior Notes will rank senior to any subordinated indebtedness of the Company.

      REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

      Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                            METLIFE, INC.

                                            By:_________________________________
                                               Name:
                                               Title:

Attest:
___________________________________
Name:
Title:

                             [Seal of MetLife, Inc.]

                                            Dated:

                             (Reverse Side of Note)

      1. This Note is one of a duly authorized issue of senior notes of the Company (the "Securities") issued and issuable in one or more series under an Indenture dated as of November 9, 2001 (the "Original Indenture"), as supplemented by the Fourteenth Supplemental Indenture dated as of June 29, 2005 (the "Fourteenth Supplemental Indenture," and together with the Original Indenture, the "Indenture"), between the Company and J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.), as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as 5.25% Senior Notes due June 29, 2020 (the "2020 Senior Notes"), initially limited in aggregate principal amount to GBP400,000,000; provided, however, that (subject to the provisions of the Fourteenth Supplemental Indenture) the aggregate principal amount of the 2020 Senior Notes may be increased in the future, without the consent of the holders of the 2020 Senior Notes, on the same terms and with the same ISIN number and Common Code as the 2020 Senior Notes. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

      2. This Note is exchangeable in whole or from time to time in part for 2020 Senior Notes in definitive registered form only as provided herein and in the Indenture. If (i) at any time the Common Depositary notifies the Company that it is unwilling or unable to continue as Common Depositary for this Note, and the Company does not appoint a successor Common Depositary within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, or (ii) the Company in its sole discretion determines that this Note shall be exchangeable for 2020 Senior Notes in definitive registered form and executes and delivers to the Security Registrar a written order of the Company providing that this Note shall be so exchangeable, this Note shall be exchangeable for 2020 Senior Notes in definitive registered form, provided that the definitive 2020 Senior Notes so issued in exchange for this Note shall be in denominations of GBP50,000 and any whole multiples of GBP1,000 in excess of GBP50,000, without coupons, and be of like aggregate principal amount and tenor as the portion of this Note to be exchanged. Except as provided above, owners of beneficial interests in this Note will not be entitled to have 2020 Senior Notes registered in their names, will not receive or be entitled to physical delivery of 2020 Senior Notes in definitive registered form and will not be considered the holders thereof for any purpose under the Indenture. Neither the Company, the Trustee, any Paying Agent nor the Security Registrar shall have any responsibility or liability for any aspect of records relating to or payments made on account of beneficial ownership interests in this Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      3. If an Event of Default with respect to the 2020 Senior Notes shall occur and be continuing, the principal of the 2020 Senior Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

      4. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any 2020 Senior Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

      5. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company pursuant to this Note and (b) restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

      6. (a) The 2020 Senior Notes will be redeemable, at the option of the Company, in whole at any time or in part from time to time (any such date fixed for redemption, an "Optional Redemption Date"), at a redemption price (the "Optional Redemption Price") equal to the greater of (i) 100% of the principal amount of the 2020 Senior Notes to be redeemed and (ii) as determined by the Calculation Agent, the price at which the yield on the Outstanding principal amount of the 2020 Senior Notes on the Reference Date is equal to the yield on the Benchmark Gilt as of that date as determined by reference to the middle-market price on the Benchmark Gilt at 3:00 p.m., London time, on that date, plus, in each case, accrued and unpaid interest on the 2020 Senior Notes to be redeemed to, but excluding, the Optional Redemption Date.

      "Benchmark Gilt" means the 8.00% Treasury Stock due June 7, 2021 or such other U.K. government stock as the Calculation Agent, with the advice of three brokers and/or U.K. gilt-edged market makers or three other persons operating in the U.K. gilt-edged market that may be chosen by the Calculation Agent, may determine from time to time to be the most appropriate benchmark U.K. government stock for the 2020 Senior Notes.

      "Calculation Agent" means J.P. Morgan Trust Company, National Association, or any successor entity.

      "Reference Date" means the date that is the first dealing day in London prior to the publication of the notice of redemption referred to in Section 6(b) below.

      (b) Not less than 30 days but not more than 90 days before the Optional Redemption Date, notice of any redemption will be mailed to each holder of the 2020 Senior Notes to be redeemed and published as provided in Section 12 hereof.

      (c) If less than all the 2020 Senior Notes at the time Outstanding are to be redeemed, the Trustee will select the 2020 Senior Notes or portions of 2020 Senior Notes to be redeemed in compliance with the rules and requirements of the Irish Stock Exchange or the principal securities exchange, if any, on which the 2020 Senior Notes are listed, or, if the 2020 Senior Notes are not so listed or that exchange prescribes no method of selection, by such method as the Trustee deems fair and appropriate. If this Note is to be redeemed in part only, the notice of redemption relating to this Note will state the portion of the principal amount hereof to be redeemed. A new 2020 Senior Note in principal amount equal to the unredeemed portion hereof shall be issued and delivered to the Common Depositary, or its nominee, upon cancellation of this Note. The Trustee may select for redemption 2020 Senior Notes and portions of 2020 Senior Notes in amounts of GBP50,000 and whole multiples of GBP1,000 in excess of GBP50,000.

      (d) If notice of redemption has been given pursuant to Section 12 hereof, the 2020 Senior Notes or portions thereof to be redeemed shall, on the Optional Redemption Date, become due and payable at the Optional Redemption Price, and from and after such date, unless the Company shall default in the payment of the Optional Redemption Price and accrued but unpaid interest, if any, such 2020 Senior Notes or portions thereof shall cease to bear interest. Upon surrender of the 2020 Senior Notes for redemption in accordance with such notice, the 2020 Senior Notes or portions thereof called for redemption shall be paid by the Company at the Optional Redemption Price, together with accrued but unpaid interest, if any, to the Optional Redemption Date.

      (e) On or before the opening of business on any Optional Redemption Date, the Company shall deposit with the Trustee or with the U.S. Paying Agent (as defined herein), the London Paying Agent (as defined herein) or the Irish Paying Agent (as defined herein) or, if the Company is acting as its own paying agent, segregate and hold in trust as provided in the Original Indenture, an amount of money sufficient to pay the Optional Redemption Price of, and accrued but unpaid interest on, the 2020 Senior Notes or portions thereof to be redeemed on the Redemption Date.

      7. (a) The Company shall pay to the beneficial owner of this Note who is a Non-U.S. Person (as defined below) such additional amounts as may be necessary so that every net payment of principal of, premium, if any, and interest on this Note to such beneficial owner, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon such beneficial owner by the United States of America or any taxing authority thereof or therein, will not be less than the amount provided in this Note to be then due and payable (such amounts, the "Additional Amounts"); provided, however, that the Company shall not be required to make any payment of Additional Amounts for or on account of:

            (i) any tax, assessment or other governmental charge that would not have been imposed but for (A) the existence of any present or former connection between such beneficial owner, or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, such beneficial owner, if such beneficial owner is an estate, trust, partnership or corporation, and the United States including, without limitation, such beneficial owner, or such fiduciary, settlor, beneficiary, member, shareholder or possessor, being or having been a citizen or resident of the United States of America or treated as a resident thereof or being or having been engaged in trade or business or present in the United States of America, or (B) the presentation of this Note for payment on a date more than 30 days after the later of (x) the date on which such payment becomes due and payable and (y) the date on which payment thereof is duly provided for;

            (ii) any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

            (iii) any tax, assessment or other governmental charge imposed by reason of such beneficial owner's past or present status as a passive foreign investment company, a controlled foreign corporation, a personal holding company or foreign personal holding company with respect to the United States of America, or as a corporation which accumulates earnings to avoid United States federal income tax;

            (iv) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of or interest on this Note;

            (v) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on this Note if that payment can be made without withholding by any other paying agent;

            (vi) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of the beneficial owner or any holder of this Note, if such compliance is required by statute or by regulation of the U.S. Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge;

            (vii) any tax, assessment or other governmental charge imposed on interest received by (A) a 10% shareholder (as defined in Section 871(h)(3)(B) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and the regulations that may be promulgated thereunder) of the Company or (B) a controlled foreign corporation with respect to the Company within the meaning of the Code;

            (viii) any withholding or deduction that is imposed on a payment to an individual and is required to be made pursuant to that European Union Directive relating to the taxation of savings adopted on June 3, 2003 by the European Union's Economic and Financial Affairs Council, or any law implementing or complying with, or introduced in order to conform to, such Directive; or

            (ix) any combination of items (i), (ii), (iii), (iv), (v), (vi),
      (vii) and (viii) in this Section 7(a);

nor shall any Additional Amounts be paid to any beneficial owner or holder of this Note who is a fiduciary or partnership to the extent that a beneficiary or settlor with respect to that fiduciary, or a member of such partnership or a beneficial owner thereof would not have been entitled to the payment of those Additional Amounts had that beneficiary, settlor, member or beneficial owner been the beneficial owner of this Note.

      "Non-U.S. Person" means any corporation, partnership, individual or fiduciary that is, as to the United States of America, a foreign corporation, a non-resident alien individual who has not made a valid election to be treated as a United States resident, a non-resident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, as to the United States of America, a foreign corporation, a non-resident alien individual or a non-resident fiduciary of a foreign estate or trust.

      (b) The 2020 Senior Notes may be redeemed at the option of the Company in whole, but not in part, on a date (such date, the "Tax Redemption Date") to be fixed by the Company upon at least 30 days, but not more than 90 days' notice, at a redemption price equal to 100% of the principal amount of the 2020 Senior Notes (the "Tax Redemption Price") plus accrued but unpaid interest, if any, thereon, if the Company determines that as a result of any change in or amendment to the laws, treaties, regulations or rulings of the United States of America or any political subdivision or taxing authority thereof, or any proposed change in such laws, treaties, regulations or rulings, or any change in the official application, enforcement or interpretation of such laws, treaties, regulations or rulings, including a holding by a court of competent jurisdiction in the United States of America, or any other action (except for an action predicated on law generally known on or before June 22, 2005 but excluding proposals before the U.S. Congress before such date) taken by any taxing authority or a court of competent jurisdiction in the United States of America, or the official proposal of any such action, whether or not such action or proposal was taken or made with respect to the Company, (1) the Company has or will become obligated to pay Additional Amounts or (2) there is a substantial possibility that the Company will be required to pay such Additional Amounts.

      Prior to the publication of any notice of redemption pursuant to Section 12 hereof, the Company shall deliver to the Trustee (1) an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the rights of the Company to so redeem have occurred and (2) an Opinion of Counsel (who shall not be an employee of the Company) to such effect based on such statement of facts.

      If the Company elects to redeem the 2020 Senior Notes pursuant to this
Section 7(b), then it shall give notice to the holders pursuant to Section 12 hereof.

      On or before the opening of business on any Tax Redemption Date, the Company shall deposit with the Trustee or with the U.S. Paying Agent, London Paying Agent or the Irish Paying Agent or, if the Company is acting as its own paying agent, segregate and hold in trust as provided in the Original Indenture, an amount of money sufficient to pay the Tax Redemption Price of, and accrued but unpaid interest on, the 2020 Senior Notes to be redeemed on such Tax Redemption Date.

      The notice of redemption having been given as specified above, the 2020 Senior Notes shall, on the Tax Redemption Date, become due and payable at the Tax Redemption Price, and from and after such date, unless the Company shall default in the payment of the Tax Redemption Price and accrued but unpaid interest, if any, the 2020 Senior Notes shall cease to bear interest. Upon surrender of the 2020 Senior Notes for redemption in accordance with such notice, the Notes shall be paid by the Company at the Tax Redemption Price, together with accrued but unpaid interest, if any, to the Tax Redemption Date.

      8. If, prior to the maturity of the 2020 Senior Notes, the United Kingdom adopts the euro as its lawful currency in accordance with the Treaty establishing the European Communities, as amended from time to time, the 2020 Senior Notes will be re-denominated into euro, and the regulations of the European Commission relating to the euro shall apply to the 2020 Senior Notes.

      9. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

      10. (a) As provided herein and in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer either at the office or agency to be designated and maintained by the Company for such purpose in the Borough of Manhattan, The City of New York or in London or, so long as the Notes are listed on the Irish Stock Exchange, in Dublin, Ireland, or at any of such other offices or agencies as may be designated and maintained by the Company for such purpose pursuant to the provisions of the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company or the Security Registrar and duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new 2020 Senior Notes, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer, but the Company will require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      (b) Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, and any agent of the Company or of the Trustee may deem and treat the Person in whose name this Note is registered as the absolute owner of this Note (whether or not the 2020 Senior Notes shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Security Registrar), for the purpose of receiving payments hereon, or on account hereof, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. Except as provided in Section 1.03(a) of the Fourteenth Supplemental Indenture, all payments of the principal of, premium, if any, and interest on this Note made to or upon the order of the registered holder hereof shall, to the extent of the amount or amounts so paid, effectually satisfy and discharge liability for moneys payable on this Note.

      (c) The 2020 Senior Notes are issuable only in registered form without coupons in denominations of GBP50,000 and whole multiples of GBP1,000 in excess of GBP50,000. As provided in the Indenture and subject to certain limitations therein set forth, the 2020 Senior Notes are exchangeable for a like aggregate principal amount of 2020 Senior Notes of a different authorized denomination, as requested by the holder surrendering the same upon surrender of the 2020 Senior Note or 2020 Senior Notes to be exchanged at the office or agency of the Company.

      (d) Notwithstanding the preceding paragraphs of this Section 10, any registration of transfer or exchange of a Global Note shall be subject to the terms of the legend appearing on the initial page thereof.

      11. J.P. Morgan Trust Company, National Association is hereby appointed the registrar for the purpose of registering the 2020 Senior Notes and transfers and exchanges of the 2020 Senior Notes pursuant to the Indenture and this Note (the "Security Registrar"), paying agent pursuant to Section 4.03 of the Original Indenture (the "U.S. Paying Agent") and transfer agent (the "U.S. Transfer Agent") with respect to the 2020 Senior Notes in the United States at its offices in the Borough of Manhattan, The City of New York.

      JPMorgan Chase Bank, N.A., London branch is hereby appointed paying agent pursuant to Section 4.03 of the Original Indenture (the "London Paying Agent") and transfer agent (the "London Transfer Agent") with respect to the 2020 Senior Notes in the United Kingdom at its offices in London.

      J.P. Morgan Bank (Ireland) plc has been appointed, in connection with the listing of the 2020 Senior Notes on the Irish Stock Exchange, the paying agent pursuant to Section 4.03 of the Original Indenture (the "Irish Paying Agent"), and the transfer agent (the "Irish Transfer Agent") with respect to the 2020 Senior Notes in Ireland.

      If for any reason J.P. Morgan Bank (Ireland) plc shall not continue as Irish Paying Agent or Irish Transfer Agent and the 2020 Senior Notes remain listed on the Irish Stock Exchange, the Company shall appoint a substitute Irish Paying Agent or Irish Transfer Agent, as the case may be, with an office in Ireland, in accordance with the rules then in effect of the Irish Stock Exchange and the provisions of the Indenture, including Section 2.05 of the Fourteenth Supplemental Indenture, and the 2020 Senior Notes. Following the appointment of the substitute Irish Paying Agent or Irish Transfer Agent, as the case may be, the Company shall give the holders of the 2020 Senior Notes notice of such appointment pursuant to Section 12 hereof.

      12. If the Company is required to give notice to the holders of the 2020 Senior Notes pursuant to the terms of the Indenture, then it shall do so by the means and in the manner set forth in the Original Indenture.

      In addition, the Trustee shall publish notices regarding the 2020 Senior Notes in a daily newspaper of general circulation in The City of New York and in London and, for so long as the 2020 Senior Notes are listed on the Irish Stock Exchange and the rules of such exchange require notice by publication, in a daily newspaper of general circulation in Dublin, Ireland. Initially, such publication shall be made in The City of New York in The Wall Street Journal, in London in the Financial Times and in Ireland in the Irish Times. If publication in Dublin, Ireland is not practical, the Trustee will publish notices in an English language newspaper of general circulation elsewhere in Europe. Any such notice shall be deemed to have been given on the date of publication or, if published more than once, on the date of the first publication. If publication as described above becomes impossible, the Trustee may publish sufficient notice by alternative means that approximate the terms and conditions described in this
Section 12.

      13. No recourse shall be had for payment of the principal of, premium, if any, or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

      14. Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      15. This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common       UNIF GIFT MIN ACT - Custodian under Uniform
                                     Gift to Minors Act

                                     _________________________________________
                                     (State)

TEN ENT  -as tenants by the entireties

JT TEN   -as joint tenants with right of
          survivorship and not as tenants
          in common

                    Additional abbreviations may also be used
                          though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(please insert Social Security or other identifying number of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________

________________________________________________________________________________

agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:__________________________             ___________________________________
                                             NOTICE: The signature to this
                                             assignment must correspond with the
                                             name as written upon the face of
                                             the within instrument in every
                                             particular without alteration or
                                             enlargement, or any change
                                             whatsoever.

                                    EXHIBIT B

                          CERTIFICATE OF AUTHENTICATION

      This is one of the 5.25% Senior Notes due June 29, 2020 referred to in the within-mentioned Indenture.

                                       J.P.MORGAN TRUST COMPANY,
                                          NATIONAL ASSOCIATION, as Trustee

                                       By:______________________________________
                                                    Authorized Officer